UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

  WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 29, 2012 (February 28, 2012)

American Realty Capital Trust, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Maryland

 (State or Other Jurisdiction of Incorporation)

333-145949	71-1036989
(Commission File Number)	(IRS Employer Identification No.)

106 Old York Road Jenkintown, PA	19046
(Address of Principal Executive Offices)	(Zip Code)

(215) 887-2189

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 is incorporated in its entirety into this Item 1.01.

In connection with the listing of the common stock of American Realty Capital Trust, Inc. (the “Company”) on The NASDAQ Global Select Market, which the Company anticipates will occur on March 1, 2012, Raymond James & Associates, Inc., an affiliate of Raymond James Bank, N.A., one of the lenders under the revolving credit facility described in Item 2.03 below, will act as one of the market makers.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 28, 2012, the Company and its operating partnership, American Realty Capital Operating Partnership, L.P. (the “Operating Partnership”), entered into an amendment (the “Amendment”) to their revolving credit facility with RBS Citizens, N.A. and the other lenders party thereto. Pursuant to the Amendment, the aggregate commitments under the revolving credit facility were increased from $115,000,000 to $220,000,000. The Company and certain of the Operating Partnership's subsidiaries guarantee the obligations under the revolving credit facility and have pledged certain equity interests in the property owning entities as collateral for the obligations thereunder.

In addition, the Amendment, among other things, modified the “accordion” feature of the revolving credit facility to allow the Company, under certain circumstances (including the receipt of lender commitments), to increase the aggregate commitments under the revolving credit facility to a maximum of $500,000,000 and modified certain other terms of the revolving credit facility to allow the Company to make additional restricted payments, including in connection with the Company’s previously announced tender offer.

The revolving credit facility has a term of 36 months. Borrowings under the revolving credit facility bear interest at a floating rate based on the Company’s corporate leverage ratio.

Borrowings under the revolving credit facility are subject to various conditions, including compliance with the financial maintenance covenants set forth therein. During an event of default, the lenders have the right to terminate their obligations under the credit agreement, including the funding of future loans, and to accelerate the payment on any unpaid principal amount of all outstanding loans.

This summary of the material terms of the Amendment and related notes are qualified in their entirety by the Amendment and notes attached as Exhibits 10.36, 10.37, 10.38 and 10.39 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits
10.36	First Amendment to Credit Agreement dated as of February 28, 2012 between American Realty Capital Operating Partnership, L.P., American Realty Capital Trust, Inc. and RBS Citizens, N.A.
10.37	Amended and Restated Note dated as of February 28, 2012 between American Realty Capital Operating Partnership, L.P., American Realty Capital Trust, Inc. and Capital One, National Bank
10.38	Note dated as of February 28, 2012 between American Realty Capital Operating Partnership, L.P., American Realty Capital Trust, Inc. and Raymond James Bank, N.A.
10.39	Amended and Restated Note dated as of February 28, 2012 between American Realty Capital Operating Partnership, L.P., American Realty Capital Trust, Inc. and RBS Citizens Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST, INC.

Date: February 29, 2012	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors